THIRD AMENDMENT TO
AGREEMENT OF SALE

THIS THIRD AMENDMENT TO AGREEMENT OF SALE (the “Amendment”) is entered into as of the 25th day of October, 2013, between OAKTREE SLR, LLC (the “Seller”) and SENTIO-SLR BOSTON PORTFOLIO, LLC, a Delaware limited liability company (the “Buyer”).

RECITALS:

A.           Seller and Buyer are parties to that certain Agreement of Sale dated August 28, 2013, as amended (the “Agreement”), pursuant to which Seller agreed to sell, and Buyer agreed to purchase, certain real property located at 1190 Adams Street, Dorchester, Massachusetts, as more particularly described in the Agreement.

B.           Seller and Buyer desire to amend the Agreement, upon the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENTS:

1.    Recitals, Definitions. The foregoing recitals are true and correct and are incorporated herein by reference. Capitalized but undefined terms used in this Amendment shall have the meanings given to them in the Agreement.

2.    The Definition of “Due Diligence Period” is hereby amended to read as follows:

Due Diligence Period: The period commencing on the Effective Date and ending on 6:00 PM Eastern Time on November 1, 2013, during which time Buyer may, at reasonable times with prior notice to Seller, investigate the financial, legal, operational, environmental and all other aspects of the Property as Buyer may desire. Buyer acknowledges that Seller has produced all items requested by Buyer concerning Due Diligence.

3.    Effect of Amendment. To the extent any provisions contained herein conflict with the Agreement or any other agreements between Seller and Buyer, oral or otherwise, the provisions contained herein shall supersede such conflicting provisions contained in the Agreement or other agreements. Except as specifically modified by this Amendment, the Agreement remains in full force and effect and is in all events ratified, confirmed and approved.

4.    Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which, together, shall constitute one and the same instrument. Delivery of signatures by e-mail or facsimile shall be valid and binding.

IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

BUYER:

SENTIO-SLR BOSTON PORTFOLIO, LLC

By:	/s/ John Mark Ramsey
Name: John Mark Ramsey
Its: Authorized Signatory

SELLER:

OAKTREE SLR, LLC, a Massachusetts limited liability company

By its Member,
STANDISH/SLR, LLC

By:
Name: Peter G. Mullin
Title: Manager

By:	/s/ Robert F. Larkin, Jr.
Name: Robert F. Larkin, Jr.
Title: Manager

OAKTREE SLR, LLC, a Massachusetts limited liability company

By its Member,
OAKTREE ADAMS, LLC,

By:
Name: Arthur Klipfel
Title: Manager

By:
Name: Gwendolyn Noyes
Title: Manager

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